UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 5, 2013
AZURE HOLDING GROUP CORP.
(Exact name of registrant as specified in its charter)
Nevada	333-184440	33-1224256
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2360 Corporate Circe, Ste. 400, Henderson, NV 89074-7722
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		702.997.3119
n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws
Item 7.01	Regulation FD Disclosure

Effective July 5, 2013, we increased our authorized capital from 75,000,000 shares of common stock with a par value of $0.001 to 300,000,000 shares of common stock with a par value of $0.001, as approved by our board and shareholders.

In addition, our board and shareholders approved a forward stock split of our issued and outstanding shares of common stock on a 15 new for one (1) old basis, such that our issued and outstanding shares of common stock will be increased from 8,150,000 to 122,250,000 common shares, all with a par value of $0.001.

The forward stock split became effective with the Over-the-Counter Bulletin Board at the opening of trading on July 5, 2013 under the symbol "AZRHD".  The "D" will be placed on our company’s ticker symbol for 20 business days.  After 20 business days, our symbol will revert back to its original symbol "AZRH".  Our company’s new CUSIP number is 05501 N 201.

Item 9.01	Financial Statements and Exhibits
3.1	Certificate of Amendment filed with the Nevada Secretary of State on June 20, 2013 with an effective date of July 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZURE HOLDING GROUP CORP.

Olga Chernetckaia
President and Director

Date:	July 9, 2013

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